SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (date of earliest event reported): July 30, 2008

                              DAULTON CAPITAL CORP.
                         ------ ----------------------
             (Exact name of Registrant as specified in its charter)



          Nevada                        None                   30-0459858
--------------------------------------------------------------------------------
(State or other jurisdiction    (Commission File No.)         (IRS Employer
of incorporation)                                           Identification No.)


                           39 New Brighton Manor S.E.
                        Calgary, Alberta, Canada T2Z 4G8
                   -----------------------------------------
          (Address of principal executive offices, including Zip Code)


       Registrant's telephone number, including area code: (888) 387-1403
                                                           ---------------


                                       N/A
                ------------------------------------------------
          (Former name or former address if changed since last report)

Item 1.01   Entry Into a Material Definitive Agreement

     See Item 2.01 of this report.


Item 2.01   Completion of Acquisition or Disposition of Assets

     On July 30, 2008 the Company acquired a 5% working interest (4% net revenue interest) in six wells located in Pawnee County, Oklahoma. In consideration for assignment of the working interest in these wells the Company issued 300,000 shares of its restricted common stock to the former owner of the working interests.

     As of July 30, 2008, five of the six wells were producing approximately 40 barrels (gross) of oil per day and 30 MCF (gross) of gas per day. The sixth well is being used as a saltwater disposal well.

     The Company relied upon the exemption provided by Section 4(2) of the Securities Act of 1933 with respect to the issuance of these shares. The person which acquired these shares was a sophisticated investor and was provided full information regarding the Company. There was no general solicitation in connection with the offer or sale of shares. The person who acquired these shares acquired them for its own account. The certificate representing these shares will bear a restricted legend providing that they cannot be sold except pursuant to an effective registration statement or an exemption from registration. No commission or other form of remuneration was given to any person in connection with the issuance of these shares.

Item 3.02   Unregistered Sale of Equity Securities

     See Item 2.01 of this report.

Item 8.01   Other Events

     On June 23, 2008 the Company hired Joe Boury to provide oil and gas consulting services to the Company. Mr. Boury is a petroleum engineer with over 23 years of experience in oil and gas reservoir engineering and management.

Item 9.01   Financial Statements and Exhibits

Exhibit No.    Description
-----------    -----------

10             Agreement relating to acquisition of oil and gas properties.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:   August 1, 2008
                                          DAULTON CAPITAL CORP.


                                          By:  /s/ Ryan Beamin
                                              --------------------------------
                                              Ryan Beamin
                                              President

                                   EXHIBIT 10

                           PURCHASE AND SALE AGREEMENT

     THIS AGREEMENT made and entered into this 21st day of July, 2008, between Daulton Capital Corp. ("Daulton") and Energy Capture Corp. ("ECC").

                              W I T N E S S E T H:
                              - - - - - - - - - -

      1. PURCHASE AND SALE.
         ------------------

     On the Closing Date (as hereinafter defined), but effective for all purposes as of 12:01 a.m. Mountain Time July 30, 2008 (the "Effective Date") subject to the terms and conditions of this Agreement, ECC hereby agrees to sell, convey, and deliver to Daulton, and Daulton hereby agrees to purchase and accept delivery from ECC, the following:

             (a) The oil, gas, and leasehold interests described in Exhibit A, which are attached hereto and incorporated by reference;

             (b) all of ECC's rights under the operating agreements, unitization agreements, pooling agreements, declarations of pooling or unitization, farmout agreements, assignments, gas sale contracts, gas processing contracts, and other instruments and agreements described or referred to in Exhibit A (all of which are hereinafter collectively referred to as the "Existing Contracts");

              (c) All right, title and interest of ECC in all equipment, pipelines, accounts, wells, tanks, pipeline easements, surface easements, production in tanks, and appurtenances used or held for use or related to the aforesaid interests described in Exhibit A or operations conducted in connection therewith;

              (d) All right, title, and interest of ECC in or derived from all unitization and pooling agreements concerning the properties covered and the units created thereby which accrue or are attributable to the interests described in Exhibit A, and including not less than those percentages of interests in the units set forth in Exhibit A;

              (e) Without limitation by the foregoing, all of ECC's right, title, and interest in and to oil, gas, and mineral interests and oil, gas, and mineral leasehold interests and overriding royalty interests in the lands described or referred to in Exhibit A or to which the interests in Exhibit A relate;

              (f) without limitation all of ECC's interest in and to the wells described in Exhibit A (the "Wells");

      all of which interests, are hereinafter collectively referred to as the "Subject Interests".

      2. PURCHASE PRICE.
         ---------------

      The total purchase price (the "Purchase Price") to be paid by Daulton to ECC for the Subject Interests is $90,000 of Daulton Capital Corp common stock at a value of $ .30 per share (300,000 shares). The Purchase Price shall be paid on the Closing Date pending the adjustments for title matters described in Article 7 and the adjustments for taxes, production, and operating costs described in
Article 8. The shares of Daulton to be delivered on Closing Date will be restricted securities, as that term is defined in Rule 144 of the Securities and Exchange Commission.

      3. DISTRIBUTION OF BENEFITS AND ASSUMPTION OF CERTAIN OBLIGATIONS.
         ---------------------------------------------------------------

      Daulton shall be entitled to any amount realized from and accruing to the Subject Interests subsequent to the Effective Date and shall be responsible for all expenses for the development and operation of the Subject Interests subsequent to that date. ECC shall be entitled to all the amounts realized from and accruing to the Subject Interests prior to the Effective Date and shall be responsible for and hold Daulton harmless from any liability arising out of all expenses for the development and operation of the Subject Interests incurred prior to the Effective Date and also, any litigation expenses incurred by ECC prior to the Closing Date.

      4. REPRESENTATIONS AND WARRANTIES OF SELLER.
         -----------------------------------------

      ECC represents and warrants to Daulton that:

     4.1 Due Organization. ECC is a duly organized and validly existing corporation under the laws of the State of Nevada and has the corporate power to carry on its business as it is now being conducted and is duly qualified to do business in Oklahoma.

     4.2 Power and Authority; No Conflict. ECC has full legal power and authority to enter into and perform this Agreement, and the consummation of the transactions contemplated herein will not result in the breach of any provision of, or constitute a default under, ECC's articles of incorporation or bylaws or, as of the Closing Date, any indenture, mortgage, deed of trust, credit agreement or any other agreement or instrument by which ECC is bound or to which the Subject Interests are subject, except for agreements or instruments with respect to which ECC will have obtained by the Closing Date the consents set forth in Exhibit A. This Agreement has been duly authorized by all necessary corporate action of ECC and its shareholders and this Agreement constitutes a legal, valid and binding agreement of ECC enforceable against ECC in accordance with its terms.

     4.3 No Defaults. ECC has not received any notice of default and is not in default under any lease or extension thereof, operating agreement or other agreement or obligation to which it is a party or by which it is bound or to which it may be subject affecting the Subject Interests or ECC' right to enter into this Agreement and carry out the transactions contemplated hereby, and ECC is not subject to any order, writ, injunction, or decree of any court or commission or other administrative agency affecting the Subject Interests or its right to enter into this Agreement and carry out the transactions contemplated hereby.

     4.4 No Finders Fee. ECC has not incurred any obligation or liability, contingent or otherwise, for brokers' or finders' fee in respect to the matters provided for in this Agreement.

     4.5 No Encumbrances. ECC has good and marketable title to the Subject Interests and, except for the obligations, encumbrances, depth limitations, and burdens set forth on Exhibit A the Subject Interests are free and clear of all liens, claims, clouds, burdens, depth limitations, or encumbrances. In addition, Exhibit A reflects the names, addresses, and phone numbers of all contractors, service companies, materialmen, and vendors that have provided services or material on the Subject Interests within the last six months or who could claim a lien for services or materials provided to the Subject Interests under applicable law in a cumulative amount of $500.00 or more. The oil, gas, and leasehold interests described in Exhibit A, are not subject to being reduced by virtue of any reversionary or back-in interests or reassignments or payments required of ECC. The oil, gas, and leasehold interests described in Exhibit A, are not subject to any joint venture agreements, farmout agreements, operating agreements, oil and or gas sales or processing contracts, preferential rights of purchase, consents to assignment, drilling and or development obligations or other burden, restriction or limitation with respect to the ownership interest of ECC, the operation thereof, or the disposition and processing of production attributable thereto which are not ordinary and customary in the oil and gas industry, or which contain any terms, provisions, conditions or agreements which are not ordinary and customary in the oil and gas industry.

     4.6 No Litigation. There is no action at law or equity and no proceeding before any governmental agency, pending or threatened, that in any way relates to or affects the Subject Interests or ECC's ability to enter into, and perform its obligations under, this Agreement.

     4.7 Subject Interests. Exhibit A contains a correct and complete description of the Subject Interests owned by ECC and to be conveyed to Daulton hereunder, and the Subject Interests are correctly described in Exhibit A. The only operating agreements or other agreements affecting the Subject Interests are those set forth and described in Exhibit A. The Subject Interests entitle ECC to receive not less than the undivided interests set forth in Exhibit A as "Net Revenue Interests" of all indicated hydrocarbons produced, saved, and marketed from the lands covered thereby and all wells located thereon through the plugging, abandonment, and salvage of such wells. ECC's proportionate obligation to bear costs and expenses relating to the development of and operations on the leases, land, and wells thereon is not, and, through the plugging, abandonment, and salvage of such wells, will not be, greater than the "Working Interests" set forth in Exhibit A. Exhibit A contains a correct and complete list of each person or entity who owns a working interest in any of the property covered by the Subject Interests, the extent of such working interest, the net revenue interest of such person or entity, each person who holds a royalty interest in such property, and the extent of such royalty interest.

      4.8   Environmental Matters.
            ----------------------

            As used in this Section 4.8:

            "CERCLA" means the Comprehensive Environmental Response, Compensation a Liability Act of 1980, as amended.

            "CERCUS" means the Comprehensive Environmental Response, Compensation an Liability Information System List.

            "Environmental Laws" means any federal, state, local, or foreign statute, code, ordinance, rule, regulation, policy, guidelines, permit, consent, approval, license, judgment, order, writ, decree, injunction, or other authorization, including the requirement to register underground storage tanks, relating to (a) emissions, discharges, releases, or threatened releases of Hazardous Materials into the natural environment, including into ambient air, soil, sediments, land surface or subsurface, buildings or facilities, surface water, groundwater, pub1icly~~wned treatment works, septic systems, or land, (b) the generation, treatment, storage, disposal, use, handling, manufacturing, transportation, or shipment of Hazardous Materials, or (c) otherwise relating to the pollution of the environment, solid waste handling treatment, or disposal, or operation or reclamation of mines or oil and gas wells.

            "Hazardous Material" means (a) any "hazardous substance", as defined by CERCLA, (b) any "hazardous waste," as defined by the Resource Conservation and Recovery Act, as amended, (c) any hazardous, dangerous, or toxic chemical, material, waste, or substance within the meaning of and regulated by any Environmental Law, (d) any radioactive material, including any naturally occurring radioactive material, and any source, special, or byproduct material as defined in 42 U.S.C. ss.2011 et seq. and any amendments or authorizations thereof, (e) any asbestos-containing materials in any form or condition, or (f) any polychlorinated biphenyls in any form or condition.

                  (a) ECC has conducted its business and operated the Subject Interests, and is conducting its business and operating the Subject Interests, in material compliance with all Environmental Laws;

                  (b) Neither ECC nor the Subject Interests are the subject of any investigation or inquiry by any governmental authority evaluating whether any material remedial action is needed to respond to a release of any Hazardous Material or to the improper storage or disposal (including storage or disposal at offsite locations) of any Hazardous Material;

                  (c) ECC (and to the best knowledge, information, and belief of ECC, no other person) has filed any notice under any federal, state, or local law indicating that it is responsible for the improper release into the environment, or the improper storage or disposal, of any Hazardous Material or that any Hazardous Material is improperly stored or disposed of upon any of the Subject Interests;

                  (d) ECC does not have any material contingent liability in connection with the release into the environment or at or on any property now or previously owned or leased by ECC or the storage or disposal of any Hazardous Material;

                  (e) ECC has not received any claim, complaint, notice, inquiry, or request for information, which remains unresolved as of the date hereof, with respect to any alleged violation of any Environmental Law or regarding potential liability under any Environmental Law or under any common law theories relating to operations or conditions of any facilities or property owned, leased, or operated by ECC;

                  (f) No property now or previously owned, leased, or operated by ECC is listed on the National Priorities List pursuant to CERCLA or on the CERCUS or on any other federal or state list as sites requiring investigation or cleanup;

                  (g) ECC is not directly transporting, has directly transported or, is directly arranging for the transportation of any Hazardous Material to any location which is listed on the National Priorities List pursuant to CERCLA, on the CERCUS, or on any similar federal or state list or which is the subject of federal, state, or local enforcement actions or other investigations that may lead to material claims against ECC for remedial work, damage to natural resources, or personal injury, including claims under CERCLA;

                  (h) There are no sites, locations, or operations at which ECC is currently undertaking, or has completed, any remedial or response action relating to any such disposal or release, as required by Environmental Laws; and

                  (i) All underground storage tanks and solid waste disposal facilities owned or operated by ECC are used and operated in material compliance with Environmental Laws.

      4.9 Consents and Approvals. Except as set forth in Exhibit A, no governmental, regulatory, or other third party approvals, waivers, consents, or waivers of preferential or similar rights of third parties to purchase any part of the Subject Interests are required to consummate the transactions contemplated by this Agreement and to fully vest in Daulton all rights, title, and interests of ECC in and to the Subject Interests, and none of the leases, contracts or other agreements listed in Exhibit A and being assigned to Daulton hereunder require the consent of another party to such assignment. Consummation of the transaction contemplated hereby by ECC will not violate any statute, ordinance, or regulation of any governmental or regulatory body.

      4.10 Validity of Leases and Contracts. Each of the leases, operating agreements, and other agreements described in Exhibit A hereto relating to the Subject Interests is valid and subsisting; such leases will be maintained in effect as to the lands covered thereby by production from the Wells located on such leases or by timely meeting the drilling obligations thereunder; there is not under any such leases or contracts any existing breach or default or event that with notice or lapse of time, or both, would constitute a breach or default. ECC has fulfilled all requirements for filings, certificates, disclosures of parties in interest, and other similar matters contained in (or otherwise applicable thereto by law, rule or regulation) the leases or other documents applicable to ECC and is fully qualified to own and hold all such leases or other interests relating to the Subject Interests. There are no obligations (excluding implied covenants, if any) to engage in continuous development operations in order to maintain any such lease relating to the Subject Interests or other interest in force and effect for the areas and depths covered thereby; there are no provisions applicable to such leases or other documents which increase the royalty share of the lessor thereunder. Upon the establishment of production in commercial quantities, the leases and other interests will be in full force and effect over the economic life of the property involved and do not have terms fixed by a certain number of years. With respect to tangible personal property held by ECC under lease, all such agreements are valid, binding and in full force and effect and ECC is not in default under any such lease. The copies of the leases and agreements described in Exhibit A to this Agreement which have been heretofore delivered to Daulton are true and complete copies thereof, with all amendments to date.

      4.11 Compliance with Laws. To the best of ECC' knowledge, all of the Wells have been drilled, completed, and operated in compliance with all applicable laws and regulations. ECC holds (and is in compliance with the terns of) all permits, licenses, variances, exemptions, orders, franchises, approvals, and authorizations of all governmental agencies necessary for the lawful conduct of its business or the lawful ownership, use, and operation of its assets. As of the date of this Agreement, no investigation or review by any governmental agency with respect to ECC or its Subject Interests is pending or, to the best knowledge, information, and belief of ECC, is threatened. ECC is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, the Investment Company Act of 1940, or any state public utilities code.

      4.12 Obligation Wells. A complete and accurate description of all drilling obligations and other material development obligations (and the penalties for the breach thereof) affecting the Subject Interests is set forth in Exhibit A.

      4.13 Taxes. All ad valorem, property, production, severance, and similar taxes and assessments based on or measured by the ownership of property or the production of hydrocarbons or the receipt of proceeds therefrom with respect to the Subject Interests for all years prior to the year in which this Agreement is executed have been properly paid, and all such taxes and assessments which become due and payable prior to the Closing Date shall be paid in full by ECC, subject, however, to proration pursuant to Section 8.2.

      4.14 Oil and Gas Reserve Information. All information in the reserve report dated February 10, 2008 relating to the Subject Interests was (as of the date of the reserve report) true and correct in all material respects. Except for changes in classification or values of oil and gas reserve or property interests that occurred in the ordinary course of business since the date of such report and except for changes (including changes in commodity prices) generally affecting the oil and gas industry, there has been no material adverse change with respect to the matters addressed in the Reserve Report.

      4.15   Oil and Gas Operations. Except as otherwise set forth in Exhibit A:
             ----------------------

            (a) None of the Wells has been overproduced such that it is subject or liable to being shut-in or to any other overproduction penalty;

            (b) There have been no changes proposed in the production allowables for any Wells;

            (c) All Wells have been drilled and (if completed) completed, operated,and produced in accordance with good oil and gas field practices and in compliance in all material respects with applicable oil and gas leases and applicable laws, rules, and regulations;

            (d) ECC has not agreed to, and is not obligated to, abandon any Well;

            (e) Proceeds from the sale of oil or gas produced from the Wells are being received by ECC in a timely manner and are not being held in suspense for any reason (except for amounts, individually or in the aggregate, not in excess of $100.00 and held in suspense in the ordinary course of business); and

            (f) No person has any call on, option to purchase, or similar rights with respect any of the Subject Interests or any or to the production attributable thereto, and upon consummation of the transactions contemplated by this Agreement, Daulton will have the right to market production from the Subject Interests on terms no less favorable than the terms upon which ECC is currently marketing such production.

            (g) Except as disclosed on Exhibit A no agreements relating to the Subject Interests will require as of or after the Closing Date, Daulton to sell or deliver, oil or gas for a price materially less than the market value price that would have been, or would be, received pursuant to any arm's-length contract for a term of one month with an unaffiliated third party purchaser.

            (h) Each agreement relating to the Subject Interests is valid, binding, and in full force and effect, and no party is in material breach or default of any such agreement, and to the best knowledge, information, and belief of ECC, no event has occurred that with notice or lapse of time (or both) would constitute a material breach or default or permit termination, modification, or acceleration under any such agreement;

            (i) There have been no claims from any third party for any price reduction or increase or volume reduction or increase under any agreement relating to the Subject Interests and ECC has not made any claims for any price reduction or increase or volume reduction or increase under any such agreements;

            (j) Payments for oil or gas produced from the Wells have been made materially in accordance with prices or price setting mechanisms set forth in the agreement pertaining to the Wells;

            (k) No purchaser under any agreement has notified ECC (or, to the best knowledge, information, and belief of ECC, the operator of any property) of its intent to cancel, terminate, or renegotiate any agreement or otherwise to fail and refuse to take and pay for oil or gas in the quantities and at the price set out in any agreement, whether such failure or refusal was pursuant to any force majeure, market out, or similar provisions contained in the agreement or otherwise;

            (l) ECC is not obligated by any prepayment arrangement, "take-or-pay" or similar provision, production payment, or any other arrangements to deliver oil or gas produced from a Well at some future time without then or thereafter receiving payment therefor;

            (m) There are no gas balancing agreements or arrangements or similar situations by which ECC is required to allow another party or parties to produce quantities of gas with an aggregate market value of more than $1.00 which, in the absence of such balancing agreements, arrangements or similar situations, would have been produced by ECC, and

            (n) The agreements pertaining to the Subject Interests are of the type generally found in the oil and gas industry, do not (individually or in the aggregate) contain unusual or unduly burdensome provisions that may have a material adverse effect on ECC, and are in form and substance considered normal within the oil and gas industry.

      5. CERTAIN AGREEMENTS OF SELLER.

      5.1 Access to Information. From and after the date of this Agreement until the Closing Date, ECC shall give to Daulton and to its representatives full access at any time at a place reasonably convenient to Daulton to all records, contracts, leases, documents, seismic, geological and geophysical data, and other information in ECC's possession or subject to its control pertaining to the Subject Interests and shall permit Daulton and its representatives to examine all abstracts of title, title opinions, title files, ownership maps, division orders, records, surveys, reports filed with any federal or state agency as well as any Windfall Profit Tax returns which ECC may have relating to the Subject Interests. Until the Closing Date Daulton shall hold confidential all such information not otherwise available to it and will return all such information to ECC in the event that the transaction contemplated hereby is not consummated.

      5.2 Affirmative Covenants. From and after the date of this Agreement until Closing Date, ECC shall, except as otherwise agreed to in writing by Daulton:

            (a) Use its best efforts to maintain and keep, or cause to be maintained and kept, the personal property which is a part of the Subject Interests in good condition and working order;

            (b) Preserve in full force and effect all of the oil and gas leases and other agreements which relate to the Subject Interests and perform all covenants and conditions imposed upon ECC thereunder;

            (c) Use its best efforts to operate or cause to be operated the

Wells in a good and workmanlike manner and in compliance with all applicable laws and regulations;

            (d) Pay its share of all valid operating charges applicable to the Subject Interests and receive its share of all proceeds from the sale of production related thereto; and

            (e) Use its best efforts to assure that the conditions to closing set forth in Section 10 will be satisfied at the Closing Date.

      5.3 Negative Covenants. From and after the date of this Agreement until Closing Date, ECC shall not, without the prior written consent of Daulton:

            (a) Enter into any agreement or arrangement granting any preferential or other right to purchase any of the Subject Interests or any interest therein requiring the consent of any party to the transfer and assignment of same to Daulton;

            (b) Enter into any sales or supply contract affecting the Subject Interests;

            (c) Waive any right or claim having material value affecting the Subject Interests;

            (d) Enter into any new agreements or commitments with respect to the Subject Interests which extend beyond the Closing Date make or authorize the operators to make any expenditures with respect to any of the Subject Interest in excess of $5,000, abandon any well located on the Subject Interests nor release or abandon all or any portion of any of the leases covering the Lands, modify or terminate any of the agreements relating to the Subject Interests, apply for or otherwise seek any modification to the spacing requirements applicable to the Lands or encumber, sell, or otherwise dispose of any of the Subject Interests other than personal property which is replaced by equivalent property or consumed in the operation of the Subject Interests; or

            (e) Except as provided for herein, amend any oil and gas leases, operating agreements, gas purchase agreements, or other agreements which affect the Subject Interests.

      5.4 Consents and Approvals. From and after the date of this Agreement until Closing Date, ECC shall use its best efforts to obtain all such permissions, approvals, waivers, and consents by governmental authorities and others as, in the opinion of Daulton, may be required of ECC in connection with the sale and transfer of the Subject Interests, and the acquisition, use, and operation thereof by Daulton.

      5.5 Notice of Default. ECC shall give prompt notice to Daulton of any notice of default received by ECC subsequent to the date of this Agreement under any instrument or agreement to which ECC is a party and relating to the Subject Interests or by which the Subject Interests may be affected.

      6. REPRESENTATIONS AND WARRANTIES OF DAULTON
         -----------------------------------------

          Daulton represents and warrants to ECC that;

      6.1 Due Incorporation and Qualification. Daulton is a corporation duly organized and validly existing under the laws of the State of Nevada, has corporate power to carry on its business as it is now being conducted, and is duly qualified to do business in Oklahoma.

      6.2 Power and Authority. Daulton has the full legal power and authority to enter into and perform this Agreement. The consummation of the transactions contemplated hereby will not result in the breach of, or constitute a default under, Daulton's articles of incorporation or bylaws or any indenture, mortgage, deed of trust or other agreement or instrument to which Daulton is a party or by which it or its properties may be bound. This Agreement has been duly authorized by all necessary corporate action of Daulton and this Agreement constitutes a legal, valid, and binding agreement of Daulton, enforceable against Daulton in accordance with its terms.

      6.3 Finders Fee. Daulton has not incurred any obligation or liability, contingent or otherwise, for brokers' or finders' fee in respect to the matters provided for in this Agreement.

      7. TITLES.
         ------

      7.1 Title Opinion. ECC shall deliver to Daulton, within five days of execution of this Agreement, such copies of oil and gas leases, rental receipts, agreements, contracts, assignments, attorneys' title opinions, current division order, abstracts, and all such other title information as ECC may have in its possession or subject to its control pertaining to the Subject Interests.

      8. ACCOUNTING FOR PRODUCTION AND OPERATING COSTS AND TAXES.
         --------------------------------------------------------

      8.1 Production, Costs, and Expenses. As soon as practicable, and in any event not later than 10 days from the Closing Date, the parties agree to account for proceeds of production, costs, and expenses relating to the Subject Interests for the period from and after the Effective Date so that the benefit of production from and after the Effective Date and the obligation for all costs and expenses from and after the Effective Date with respect to the Subject Interests shall inure to Daulton. To effect the foregoing: (i) ECC shall pay to Daulton all proceeds of production which are received by ECC and attributable to production collected from the Subject Interests on or after the Effective Date, net of ad valorem, production, and excise taxes actually withheld (including, but not limited to, the Crude Oil Windfall Profits Tax) and all other taxes withheld against production, and (ii) Daulton shall reimburse ECC for all costs and expenses paid by ECC on or after the Effective Date which are attributable to the Subject Interests for the period from and after the Effective Date. As used herein, costs and expenses (including capital expenditures) shall be limited to those billed by the Operators under the operating agreements set forth in Exhibit A and attributable to the Subject Interests for the period from and after the Effective Date in accordance with the terms of such operating agreements.

      8.2 Proration of Taxes. To the extent not accounted for by the procedure set forth in Section 8.1, all ad valorem, property, production, severance, and similar taxes and assessments based upon or measured by the ownership of property or the production of hydrocarbons or the receipt of proceeds therefrom on the Subject Interests shall be prorated between ECC and Daulton as of the Effective Date as soon as practicable after the necessary tax bills and other information become available so that ECC shall be responsible for all such taxes for the period prior to the Effective Date, and Daulton shall be responsible for all such taxes for the period beginning on the Effective Date. If such taxes are not specifically identified as to one period or another, they shall be prorated on the basis of a year of 365 days. The proration shall be adjusted from time to time to rectify any errors and to reflect any modifications that are hereafter discovered or determined.

      8.3 Expenses Prior to the Effective Date. ECC shall be responsible for the payment of all operating and development costs and expenses attributable to the Subject Interests for the period prior to the Effective Date.

      8.4 Final Accounting Statement. Subsequent to the Closing Date, a final accounting statement will be prepared by Daulton, subject to verification by ECC, based upon the actual income and expenses between the Effective Date and the Closing Date. Daulton or ECC, as the case may be, shall pay to the other such sums as may be found to be due in said final account (the "Final Account Adjustment").

      9. CLOSING.
         --------

      9.1 Closing Date. The closing of the transaction provided for herein shall take place at the offices of Energy Capture Corp., at 10:00 a.m., local time, on July 30, 2008, or on such earlier or later date or at such other place as shall be fixed by mutual written agreement of the parties hereto (such time being referred to in this Agreement as the "Closing Date").

      9.2 Assignments. On the Closing Date, ECC shall execute, acknowledge, and deliver to Daulton appropriate conveyances, assignments, transfers, bills of sale, and other instruments conveying marketable title to the Subject Interests and the contracts set forth in Exhibit A to Daulton, free and clear of all liens, encumbrances, and burdens except as specifically set forth in Exhibit A, or waived by Daulton hereunder, which instruments shall be in proper and recordable form satisfactory to Daulton, shall be effective as of the Effective Date, shall contain special warranties of title, by, through and under ECC, and shall include ECC's assignment to Daulton of all rights held by ECC by virtue of warranties with respect to the Subject Interests given by ECC's predecessors in title. In addition, the parties shall execute and deliver good and sufficient transfer orders and division orders, and other documents and further assurances of title as may be reasonably required by Daulton so as to fully effectuate the transfer and conveyance of the Subject Interests and the payment of the proceeds of production attributable thereto for the period from and after the Effective Date to Daulton.

      9.3 Geological Information. To the extent not heretofore delivered to Daulton, ECC shall on the Closing Date deliver to Daulton any and all files, geological and geophysical information and data, survey maps, drill hole logs, lease and production records, and all other reports or information in its possession or to which it has access pertaining to the Subject Interests.

      10. CONDITIONS TO DAULTON'S CLOSING.
          --------------------------------

      The obligations of Daulton under this Agreement are subject, at Daulton's option, to the satisfaction on or prior to Closing Date of the following conditions:

      10.1 Representations and Warranties True. All representations and warranties of ECC contained in this Agreement shall be true in all material respects at and as of the Closing Date as though such representations and warranties were made at and as of the Closing Date, and ECC shall have performed and satisfied all agreements, covenants, and conditions required by this Agreement to be performed and satisfied by it prior to or at the Closing Date; and Daulton shall have received a certificate signed by the President or the Vice President of ECC dated as of the Closing Date to the foregoing effect.

      10.2 No Restraint. At the Closing Date, no suit, action, or other proceeding shall be pending or threatened before any court or governmental agency seeking to restrain or prohibit the consummation of the transactions contemplated by this Agreement or to obtain damages in connection with this Agreement or the consummation of the transactions contemplated hereby.

      10.3 Evidence of Authority. Daulton shall have received a copy of resolutions of the Board of Directors of ECC and such other necessary documents which, in the opinion of Daulton's counsel, indicate the authority of ECC to enter into and perform this Agreement and that the person executing this Agreement and the assignments and conveyances herein contemplated are fully authorized and directed to execute and deliver same unto Daulton.

      10.4 Consents. ECC shall have furnished to Daulton copies of all consents, approvals, and waivers by third parties necessary to consummate the transactions contemplated hereby including, but not limited to, consents, waivers, and approvals described in Exhibit A.

      10.5 Title Opinion. There will have been no changes to the Title Opinion dated January 31, 2008 which would adversely affect the Subject Interests.

      10.6 No Casualty Loss. There shall not have occurred any casualty loss with respect to the Subject Interests for which Daulton has not received proceeds of insurance in the amount of full replacement value of the property affected by such casualty loss, or with respect to which an appropriate deduction has not been made from the Purchase Price.

      10.7 Operating Agreements and Tax Partnerships. ECC shall have caused the termination of any tax partnership associated with any agreement affecting the Subject Interests. ECC shall have obtained written approval from all of the working interest owners owning an interest in the leases described in Exhibit A of ECC's resignation as operator and Daulton's appointment as successor operator.

      10.8 Inspection and Wells Tests. Daulton shall have completed an inspection of the Producing Wells and shall have performed such well tests as it may determine necessary or appropriate and such test results shah be acceptable to Daulton; provided, however, that Daulton shall have completed such inspection and tests within three business days prior to the Closing Date hereof by Daulton and ECC and, unless Daulton shall have notified ECC on or before such date that such tests are not acceptable to Daulton, this condition shall be deemed waived by Daulton. All such tests shall be performed at Daulton's sole risk and expense.

      10.9 Contracts and Leases. The leases, contracts, and agreements listed on Exhibit A to this Agreement shall be in form and substance satisfactory to Daulton.

      10.10 Releases. Daulton shall have received duly executed releases of the liens of all lien claimants holding liens, encumbrances, and burdens upon the Subject Interests.

      10.11 Marketing of Hydrocarbons. At and as of the Closing Date, Daulton shall be legally entitled to market all hydrocarbons produced from the Subject Interests upon price and other sale conditions no less favorable than those upon which ECC could market such production on the last sale day immediately preceding the Effective Date. No governmental order or regulation (whether final or proposed) shall have been published which Daulton reasonably deems to materially and adversely affect the price at which production from the Subject Interests can be legally marketed at or after the Closing Date as compared to the price that ECC could receive for production on said last sale day.

      10.12 Windfall Profits Tax. With respect to each producing oil and gas reservoir which constitutes part of the Subject Interests to be transferred to Daulton pursuant to this Agreement, ECC shall have furnished to Daulton a written statement, that ECC has complied with all provisions relating to the Windfall Profits tax.

      11. CONDITIONS TO ECC'S CLOSING.
          ----------------------------

      The obligations of ECC under this Agreement are subject, at ECC's option, to the satisfaction at or prior to the Closing Date of the following conditions:

      11.1 Representations and Warranties True. All representations and warranties of Daulton contained in this Agreement shall be true in all material respects at and as of the Closing Date as though such representations and warranties were made at and as of the Closing Date, and Daulton shall have performed and satisfied all agreements, covenants, and conditions required by this Agreement to be performed and satisfied by it prior to or at the Closing Date; and ECC shall have received a certificate signed by the President or a vice president of Daulton dated as of the Closing Date to the foregoing effect.

      11.2 No Restraint. At the Closing Date, no suit, action, or other proceeding shall be pending or threatened before any court or governmental agency seeking to restrain or prohibit the consummation of the transactions contemplated by this Agreement or to obtain damages in connection with this Agreement or the consummation of the transactions contemplated hereby.

      11.3 Evidence of Authority. ECC shall have received a certified copy of the resolutions of the Board of Directors of Daulton and such other necessary documents which, in the opinion of ECC's counsel, indicate the authority of Daulton to enter into this Agreement and that the officers executing any of the documents herein contemplated are fully authorized and directed to execute and deliver same unto ECC.

      12. TERMINATION OF AGREEMENT.
          -------------------------

      In addition to the rights of termination by Daulton as provided in Article 7 the parties hereto shall have further rights of termination of this Agreement as follows:

      12.1 Termination by Daulton. If all conditions set forth in Article 11 hereof are satisfied and ECC refuses to close this transaction, or if ECC fails to fully perform and satisfy all those conditions to Daulton's closing set forth in Article 10 hereof, then, in either of such events, Daulton shall have the right to terminate this Agreement without limitation upon or prejudice to the enforcement of any other legal remedy it may have against ECC for breach of this Agreement; or at Daulton's option it may seek the remedy of specific performance of this Agreement, which remedy ECC agrees shall be available to Daulton in such event.

      12.2 Termination by ECC. If all conditions set forth in Article 10 hereof are satisfied and Daulton refuses to close this transaction or if Daulton fails to perform and satisfy all those conditions to ECC's closing as set forth in
Article 11 hereof, then, in either of such events, ECC shall have the right to terminate this Agreement without limitation upon or prejudice to the enforcement of any other legal remedy it may have against Daulton for breach of this Agreement; or at ECC's option, it may seek the remedy of specific performance of this Agreement, which remedy Daulton agrees shall be available to ECC in such event.

      12.3 Effectiveness. Termination of this Agreement by either party hereto pursuant to Article 7 or pursuant to Section 12.1 or 12.2 shall be effective upon the giving of written notice thereof to the other party hereto.

      13. POST CLOSING COVENANTS.
          -----------------------

      13.1 Further Assurances. After the Closing Date ECC shall at any time upon request of Daulton execute, acknowledge, and deliver to Daulton such further instruments of conveyance, assignment, and transfer and take such other action as the other party may reasonably request in order more effectively to perfect and cure, convey, assign, transfer, and deliver title to the Subject Interests, the proceeds of production attributable thereto, and personal property and well equipment in connection therewith, all as contemplated by this Agreement. ECC shall furnish to Daulton (or cooperate in securing from any prior owners) all support information and documents required for Daulton to compute and to make necessary returns pursuant to the Crude Oil Windfall Profit Tax Act and shall cooperate with Daulton in furnishing such additional information as may be required to enable Daulton to use ECC's base price in computing Daulton's liability for Windfall Profit Tax on crude oil produced from the producing oil and gas reservoirs transferred to Daulton pursuant to this Agreement.

      14. SURVIVAL OF REPRESENTATIONS, WARRANTIES, AND AGREEMENTS;
          --------------------------------------------------------
          INDEMNIFICATION.
          ----------------

      14.1 Survival of Representations, Warranties, and Agreements. The representations, warranties, covenants, and agreements made by ECC and Daulton hereunder shall survive the execution and delivery of the transfers, conveyances, and assignments to be executed and delivered hereunder upon closing.

      14.2 Indemnification. ECC hereby agrees to indemnify and hold Daulton harmless from and against any and all losses, costs, expenses, damages, or liabilities (including, among other things, court costs and attorney's fees) incurred or suffered from time to time by Daulton, arising out of, resulting from, or attributable to any breach of any covenant, representation, or warranty by ECC contained in or given pursuant to this Agreement, irrespective of the nature of claims or liabilities respecting any of the foregoing, or the manner in which any such claims or liabilities arise, whether the same are meritorious or not, and whether any such losses, costs, expenses, damages, or liabilities are incurred or suffered by Daulton as a result of any investigation, proceeding, settlement, or otherwise. In case any claim is made, or any suit or action is commenced, against Daulton in respect of which indemnity may be sought by Daulton pursuant to this Section 14.2, ECC shall be given notice thereof promptly by Daulton and shall be entitled to participate in (or if Daulton does not desire to defend, to conduct) the defense thereof at its own expense. Daulton may (but need not) defend or participate in the defense of any such claim, suit, or action, but Daulton shall promptly notify ECC if Daulton shall not desire to defend or participate in the defense of any of such claims, suits, or actions. Daulton may settle or compromise any claim, suit, or action against Daulton in respect of which payments may be sought by Daulton pursuant to this
Section 14.2, provided that ECC does not notify Daulton in writing (within (15) days after Daulton has given ECC written notice that it does not desire to defend or participate in the defense of any such claim, suit, or action) that ECC intends to conduct the defense of such claim, suit, or action. Any settlement or compromise made by Daulton in accordance with this Section 14.2 or any final judgment or decree entered in any claim, suit, or action defended only by Daulton (or with respect of which Daulton participated in the defense), in accordance with this Section 14.2 shall be deemed to have been consented to by, and shall be obligatory and binding upon, ECC as fully as if ECC alone had assumed the defense thereof and a final judgment or decree had been entered in such suit or action, or with regard to such claim, by a court of competent jurisdiction of the amount of such settlement or compromise, satisfaction, judgment, or decree. The provisions of this Section 14.2 shall be effective only with respect to those losses, costs, expenses, damages, and liabilities set forth in the first sentence of this Section 14.2 of which Daulton has notified ECC prior to the expiration of three years from the Closing Date; provided, however, that such limitation shall not apply to ECC's indemnity with respect to the special warranty of title set forth in Section 4.5 or in any instrument of transfer delivered pursuant to Section 9.2 or to the indemnities provided for in Sections 7.1(c) and 7.2(d).

      15. NOTICES.
          --------

            All notices that are required or authorized to be given herein, except as otherwise specifically provided, shall be given in writing by hand delivery, United States Certified Mail, postage and charges prepaid, and addressed to the party to whom such notice is to be given as follows:

      If to Daulton:    Daulton Capital Corp.
                        President:  Ryan Beamin
                        39 New Brighton Manor, SE
                        Calgary, Alberta
                        Canada  T2Z 4G8
                        (866) 387-1403
                        (866) 387-1403 (fax)

      If to ECC:        Energy Capture Corp.
                        President:  Michael Southam
                        Box 18761
                        Sarasota, Fl 34276
                        (941) 488-6205


(or at such other address or in care of such other person as hereafter shall be designated in writing by either party to the other). Notices to be given under any provision hereof will be deemed given (i) 4 days after the date deposited with the United States post office postage prepaid, or (ii) on the date delivered and confirmed by an executed receipt.

      16. MISCELLANEOUS.
          --------------

      16.1 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto. Prior to closing, neither party hereto shall assign its rights and obligations under this Agreement without the prior written consent of the other party hereto.

      16.2 Entire Agreement. This Agreement contains the entire agreement of the parties hereto and there are no additional oral representations or conditions relating to this Agreement. Further, this Agreement supercedes and replaces all prior written contracts and memoranda relating to the transaction which is the subject of this Agreement.

      16.3 Recordation. The parties hereto agree that memorandum of this Agreement in the form set forth on Exhibit B shall be filed in the real property records of the counties where the Subject Interests are located. Such memorandum shall not contain a recitation of the consideration paid by Daulton to ECC without the mutual agreement of the parties, except where such recitation is required by law or regulation of the United States or that of the States of Oklahoma.

       16.4 Expenses of Transaction. The expenses (including, without limitation, fees and expenses of attorneys and consultants) incurred by the parties in connection with this Agreement or the consummation of the transactions contemplated herein shall be borne by the parties incurring the same.

      16.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.


                              DAULTON CAPITAL CORP.


                              By: /s/ Ryan Beamin
                                  ------------------------------
                                  Ryan Beamin, President



                              ENERGY CAPTURE CORP.


                              By: /s/ Michael Southam
                                  ------------------------------
                                  Michael Southam, President

                                   "Exhibit A"


Description of Energy Capture Corp's Interest in the Glencoe Wells, Pawnee County, Oklahoma


Five percent (5.0%) Working Interest/ Four percent (4.0%) Net Revenue Interest in the Glencoe 1-31, 2-31, 3-31, 4-31, 5-31 and 1-32 wells as described below.

Glencoe # 1-31 The SE/4 of NE/4 of section 31-T21N-R4E, Pawnee, County Oklahoma Glencoe # 2-31 The SE/4 of Section 31-T21N-R4E, Pawnee County, Oklahoma
Glencoe # 3-31 The E/2 SE/4 of Section 31-T21N-R4E, Pawnee County, Oklahoma Glencoe # 4-31 The W/2 NW/4 & the NW/4 SW/4 of Section 31-T21N-R4E, Pawnee County,Oklahoma
Glencoe # 5-31 The SE/4 of NE/4 of section 31-T21N-R4E, Pawnee, County Oklahoma Glencoe # 1-32 The N/2 NW/4 of Section 32-T21N-R4E, Pawnee County, Oklahoma